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                                                                EXHIBIT NO. 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Greene County Bancshares and Subsidiaries
Greeneville, Tennessee

We consent to the incorporation by reference in the Form S-8 Registration Statements No. 333-08609, 333-115054 and 333-117791 and the Form S-3
Registration Statement No. 333-115975, of Greene County Bancshares, Inc. of our report dated February 25, 2005 with respect to the consolidated balance sheet of Greene County Bancshares, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statement of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Greene County Bancshares, Inc.

                                             /s/ Dixon Hughes PLLC

Atlanta, Georgia
March 11, 2005

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